UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 7, 2019

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1573 Mallory Lane

Brentwood, Tennessee 37027

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 221-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	QHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On June 7, 2019, Quorum Health Corporation (the “Company”) issued a press release announcing that it had entered into a definitive agreement to divest Watsonville Community Hospital in Watsonville, California to Halsen Healthcare (the “Divestiture”). A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

As a result of the Divestiture, a pension plan now sponsored by the Company (identified below) will experience a change in contributing sponsor or controlled group, which is a “reportable event” pursuant to section 4043(c) of the Employee Retirement Income Protection Act of 1974, as amended (“ERISA”), requiring notice to the Pension Benefit Guaranty Corporation (“PBGC”). As permitted by applicable regulations of the PBGC, the Company is filing this Current Report on Form 8-K in order to satisfy the public company notice waiver with respect to the reportable event. Pursuant to PBGC guidance, set forth below is the information required by the PBGC in order to satisfy the public company notice waiver.

The Watsonville Community Hospital Cash Balance Pension Plan (the “Plan”) is a defined benefit pension plan that is subject to Title IV of ERISA. Pursuant to the applicable terms of a purchase agreement made and entered into as of May 31, 2019 (the “Agreement”), by and among QHC California Holdings, LLC, the Company, Watsonville Hospital Holdings, Inc. (the “Buyer”), and Halsen Healthcare, LLC, all of the issued and outstanding shares of stock of Watsonville Hospital Corporation, contributing sponsor of the Plan, shall be acquired by the Buyer. The Agreement was made and entered into as of May 31, 2019, and is expected to close by the end of the third quarter of 2019, subject to customary approvals and conditions.

Pursuant to applicable regulations of the PBGC, the transaction contemplated in the Agreement constitutes a change in contributing sponsor or controlled group with respect to the Plan, which is a reportable event under section 4043 of ERISA. As a result of the transaction, Watsonville Hospital Corporation will no longer be a member of a controlled group of corporations, of which the Company is the parent, and will be the wholly-owned subsidiary of the Buyer.

The Plan (plan number 007) is the only defined benefit pension plan subject to Title IV of ERISA that is sponsored by a member of the Company controlled group of corporations. Following the close of the transaction contemplated in the Agreement, the Plan will continue to be sponsored by Watsonville Health Corporation (EIN: 91-1894113), which will be a member of the Buyer’s controlled group of corporations. No member of the Buyer’s controlled group of corporations sponsors any other defined benefit pension plan that is subject to Title IV of ERISA.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Quorum Health Corporation dated June 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUORUM HEALTH CORPORATION (registrant)

By:	/s/ R. Harold McCard, Jr.
R. Harold McCard, Jr.
Senior Vice President, General Counsel,
and Secretary

Date: June 7, 2019